                                                                   EXHIBIT 10.32


                             UNCONDITIONAL GUARANTY


         THIS UNCONDITIONAL GUARANTY ("Guaranty") is made as of the 26th day of March, 1997, by Guarantor (as hereinafter defined) for the benefit of Bank (as hereinafter defined).

         A. Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

                 1. The term "Bank" shall mean BANK ONE, TEXAS, NATIONAL ASSOCIATION, the address for notice purposes for the Bank is the following:

                          1717 Main Street, 4th Floor
                       Dallas, Dallas County, Texas 75201
                            Attn:  Mynan C. Feldman

                 2. The term "Borrower" (whether one or more shall mean the following:

                            Brigham Oil & Gas, L.P.
                          5949 Sherry Lane, Suite 1616
                              Dallas, Texas  75225

                 3. The term "Guarantor" shall mean each of BRIGHAM EXPLORATION COMPANY and BRIGHAM, INC., whose address for notice purposes is the following:

                          5949 Sherry Lane, Suite 1616
                              Dallas, Texas  75225

                 4. The term "Guaranteed Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Bank of any kind or character now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Bank, be or have been payable to or in favor of a third party and subsequently acquired by Bank (it being contemplated that Bank may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Bank now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Borrower to Bank under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Bank in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

         B. Obligations. As an inducement to Bank to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due whether by its terms, by acceleration or otherwise, and at all times thereafter.

         C. Character of Obligations. This is an absolute, continuing and unconditional Guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of the Guarantor with respect to any and all Guaranteed Indebtedness of Borrower to Bank incurred thereafter shall not be affected.
All Guaranteed Indebtedness heretofore, concurrently herewith or hereafter made by Bank to Borrower shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be primarily liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

         D. Representations and Warranties. Guarantor hereby represents and warrants the following to Bank:

                 1. This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (i) if Guarantor is a corporation, the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, or (ii) if Guarantor is a partnership, the requisite number of Guarantor's partners have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor;

                 2. Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty;

                 3. Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on Bank to provide such information to Guarantor either now or in the future;

                 4. Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith does not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or
         (iii) Guarantor's Articles of Incorporation or Bylaws if Guarantor is a corporation, or Guarantor's Partnership Agreement if Guarantor is a partnership;

                 5. Neither Bank nor any other Bank or any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty;

                 6. The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Bank are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Bank since the date of the last statement thereof; and

                 7. As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent, (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed Guarantor's liabilities (both fixed and contingent), (iii) Guarantor is and will continue to be able to pay Guarantor's debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

         E. Covenants. Guarantor hereby covenants and agrees with Bank as follows:

                 1.       As soon as available and in any event within ninety
         (90) days after the end of each fiscal year of Brigham Exploration Company ("BEC"), BEC shall deliver to Bank consolidated and consolidating annual financial statements of BEC consisting of at least a balance sheet, statement of cash flow and statement of contingent liabilities, prepared in a form acceptable to Bank and in a manner consistent with prior periods;

                 2. Guarantor shall promptly notify Bank if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of the Guarantor to observe any of its undertakings hereunder, or of any materially adverse change in the financial condition of the Borrower or the Guarantor;

                 3. Guarantor shall promptly give written notice to Bank of (i) any action, proceeding or claim, of which Guarantor may have notice, which may be commenced or asserted against Guarantor or relate to this Guaranty, and (ii) any dispute which may exist between Guarantor and any governmental regulatory body, which in either case may substantially affect the properties and assets of Guarantor, and
         (iii) contingent liabilities, whether asserted or unasserted, of Guarantor which exceed $100,000 individually or in the aggregate;

                 4. Guarantor shall duly pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon or against Guarantor or Guarantor's property or assets, or upon any property leased by Guarantor, prior to the date on which penalties attach thereto, unless and to the extent only that such taxes, assessments and governmental charges or levies are being contested in good faith and by appropriate proceedings, and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a lien or charge upon the property or assets of Guarantor, unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings;

                 5. Guarantor shall allow any representative of Bank to visit and inspect any of its property, to examine its books of record and account and to discuss its affairs, finances and accounts with any of its officers, employees and agents, all at such reasonable times during usual business hours and as often as Bank may reasonably request;

                 6. Guarantor shall not incur, create, assume, have outstanding, guaranty or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness except: (i) presently existing indebtedness reflected on the most recent financial statements delivered by Guarantor to Bank prior to the date hereof; and (ii) indebtedness as allowed under that certain Loan Agreement dated April 1, 1996 between Borrower and Bank, as from time to time amended (the "Loan Agreement");

                 7. Guarantor shall comply with all terms and provisions of the instruments and agreements evidencing, governing and securing all or any part of the Guaranteed Indebtedness that apply to Guarantor; and

                 8. Guarantor shall promptly furnish to Bank at any time and from time to time such other financial information of Guarantor as Bank may reasonably require, in form and substance satisfactory to Bank.

         F.      Consent and Waiver.

                 1. Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action of Bank, including without limitation giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

                 2. Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

                 3. Bank may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; (iv) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting;
         (v) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Bank or others; (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Bank not guaranteed under this Guaranty pursuant to paragraph 4 herein; and (vii) apply any sums paid to Bank by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as Bank, in their sole discretion, may determine.

                 4. Notwithstanding any provision in this Guaranty to the contrary, Guarantor hereby waives and releases (i) any and all rights of subrogation, reimbursement, indemnification or contribution which Guarantor may have, after payment in full or in part of the Guaranteed Indebtedness, against others liable on all or any part of the Guaranteed Indebtedness, (ii) any and all rights to be subrogated to the rights of Bank in any collateral or security for all or any part of the Guaranteed Indebtedness after payment in full or in part of the Guaranteed Indebtedness, and (iii) any and all other rights and claims of such Guarantor against Borrower or any third party as a result of such Guarantor's payment of all or any part of the Guaranteed Indebtedness.

                 5. Should Bank seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Bank first enforce any rights or remedies against Borrower or any other person or entity liable to Bank for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) Bank shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Bank' right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

                 6. In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Bank, their directors, officers, employees, representatives or agents in connection with Bank's administration of the Guaranteed Indebtedness, except for Bank's willful misconduct and gross negligence.

         G.      Obligations Not Impaired.

                 1. Guarantor agrees that Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events:
         (i) the death, disability or lack of corporate power of Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Bank to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by Bank to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; or (x) any other circumstances which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

                 2. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

                 3. In the event Borrower is a corporation, joint stock association or partnership, or is hereafter incorporated, none of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

         H. Subordination. If Borrower is now or hereafter becomes indebted to Guarantor (such indebtedness and all interest thereon is referred to as the "Affiliated Debt"), such Affiliated Debt shall be subordinate in all respects to Borrower's full payment and performance of the Guaranteed Indebtedness, and Guarantor shall not be entitled to enforce or receive payment thereof while any Event of Default exists under the Loan Agreement, until all of the Guaranteed Indebtedness of Borrower to Bank have been paid. Guarantor agrees that any liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing the payment of the Guaranteed Indebtedness, and without the prior written consent of Bank, Guarantor shall not exercise or enforce any creditor's rights of any nature against borrower to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceedings involving Borrower as a debtor, Bank has the right and authority, either in its own name or as attorney-in-fact for Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove the rights of Bank hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends which would otherwise be payable upon the Affiliated Debt. Guarantor hereby assigns such payments, distributions and dividends to Bank, and irrevocably appoints Bank as its true and lawful attorney-in-fact with authority to make and file in the name of Guarantor any proof of debt, amendment of proof of debt, claim, petition or other document in such proceedings and to receive payment of any sums becoming distributable on account of the Affiliated Debt, and to execute such other documents and to give acquittances therefor and to do and perform all such other facts and things for and on behalf of Guarantor as may be necessary in the opinion of Bank in order to have the Affiliated Debt allowed in any such proceeding and to receive payments, distributions or dividends of or on account of the Affiliated Debt.

         I. Actions against Guarantor. In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Bank, in lawful money of the United States, at Bank' address set forth hereinabove. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Bank deems advisable. The exercise by Bank of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Bank shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

         J. Payment by Guarantor. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Bank contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Bank receives such notice either by: (a) personal delivery to the address and designated department of Bank identified in subparagraph A(1) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Bank at the address shown in subparagraph A(1) above. In the absence of such notice to Bank by Guarantor in compliance with the provisions hereof, any sum received by Bank on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

         K. Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in subparagraph A(3) above, five (5) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

         L. Right of Offset. Guarantor hereby grants to Bank a right of offset at any time or from time to time, without notice to Guarantor or any other person, any such notice being hereby waived, upon any and all monies, securities or other property of Guarantor and the proceeds therefrom, now or hereafter held or received by or in transit to Bank, for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by Bank to or for the credit of the account of Guarantor, and any and all claims of Guarantor against Bank at any time existing, regardless of whether such Bank has made any demand hereunder.

         M. Waiver of Bank. No delay on the part of Bank in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of each Bank, and then only in the specific instance and for the purpose given.

         N. Successors and Assigns. This Guaranty is for the benefit of Bank, their successors and assigns. This Guaranty is binding upon Guarantor's heirs, executors, administrators, personal representatives and successors, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

         O. Costs and Expenses. Guarantor shall pay on demand by Bank all costs and expenses (including without limitation all reasonable attorneys' fees) incurred by Bank in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

         P. Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or enforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

         Q. No Obligation. Nothing contained herein shall be construed as an obligation on the part of Bank to extend or continue to extend credit to Borrower.

         R. Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given.

         S. Cumulative Rights. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

         T. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

         U. Venue. This Guaranty has been entered into in the county in Texas where Bank's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where the Bank's address for notice purposes is located.

         V. Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Bank by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and Bank to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

         W. Descriptive Headings. The captions in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

         X. Gender. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

         Y. Entire Agreement. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN GUARANTOR AND BANK REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES; PROVIDED, HOWEVER, THIS GUARANTY IS IN ADDITION TO AND DOES NOT REPLACE, CANCEL, MODIFY OR AFFECT ANY OTHER GUARANTY OF GUARANTOR NOW OR HEREAFTER HELD BY BANK THAT RELATES TO BORROWER OR ANY OTHER PERSON OR ENTITY. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first above written.

                                 GUARANTOR:
                                 ---------

                                 Brigham Exploration Company


                                 By: /s/ CRAIG M. FLEMING
                                    -------------------------------------------

                                 Name: Craig M. Fleming
                                      -----------------------------------------

                                 Title: Chief Financial Officer
                                       ----------------------------------------


                                 GUARANTOR:
                                 ---------

                                 Brigham, Inc.


                                 By: /s/ CRAIG M. FLEMING
                                    -------------------------------------------

                                 Name: Craig M. Fleming
                                      -----------------------------------------

                                 Title: Chief Financial Officer
                                       ----------------------------------------